EXHIBIT 99.1

[Seacor logo]                                                      PRESS RELEASE


Contact:     Randall Blank (SEACOR Holdings Inc., (212) 307-6633)
             Jack O'Connell (Seabulk International, Inc., (954) 524-4200, x224)


              SEACOR HOLDINGS INC. AND SEABULK INTERNATIONAL, INC.
             ANNOUNCE EARLY TERMINATION OF HART-SCOTT-RODINO FILING


           Fort Lauderdale, FL, April 22, 2005 -- SEACOR Holdings Inc. (NYSE:CKH) and Seabulk International, Inc. (NASDAQ: SBLK) announced today that they have been granted early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act. This means that one of the key conditions for the closing of the previously announced merger agreement between the two companies has been satisfied. The merger is expected to be consummated by the end of the second quarter of 2005, subject to approval by SEACOR's stockholders of the issuance of shares of SEACOR common stock in the merger and by Seabulk's stockholders of the merger, as well as the satisfaction of customary closing conditions, in accordance with the terms of the merger agreement.

Additional Information About This Transaction
---------------------------------------------

           In connection with the proposed merger, SEACOR has filed with the SEC a Registration Statement on Form S-4 that includes a joint proxy statement of SEACOR and Seabulk that also constitutes a prospectus of SEACOR. SEACOR and Seabulk will mail the joint proxy statement/prospectus to their stockholders. Investors and security holders are urged to read the joint proxy statement/prospectus regarding the proposed merger when it becomes available because it will contain important information. You may obtain a free copy of the joint proxy statement/prospectus (when available) and other related documents filed by SEACOR and Seabulk with the SEC at the SEC's website at www.sec.gov. The joint proxy statement/prospectus and the other documents may also be obtained for free by accessing SEACOR's website at www.seacorholdings.com or by accessing Seabulk's website at www.seabulkinternational.com.

           This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Participants in the Solicitation
--------------------------------

           SEACOR and Seabulk and their respective directors, executive officers and certain other persons may be deemed to be participants in the solicitation of proxies from their respective stockholders in connection with the proposed transactions. Information regarding such persons and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the joint proxy statement/prospectus and other relevant materials filed with the SEC. You can obtain free copies of these documents from SEACOR and SEABULK using the contact information above.

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About SEACOR:
-------------

           SEACOR and its subsidiaries are engaged in the operation of a diversified fleet of offshore support vessels that service oil and gas exploration and development activities in the U.S. Gulf of Mexico, the North Sea, West Africa, Asia, Latin America and other international regions. Other business activities primarily include Environmental Services, Inland River Services, and Aviation Services. Visit SEACOR on the Web at www.seacorholdings.com.

About Seabulk:
--------------

           With a fleet of 147 vessels, including ten Jones Act U.S. product tankers, two foreign-flag product tankers, 109 offshore support vessels, and 26 tugs, Seabulk International is a leading provider of marine support and transportation services, primarily to the energy and chemical industries. We provide benchmark quality service to our customers based on innovative technology, the highest safety standards, modern efficient equipment and dedicated, professional employees. Visit Seabulk on the Web at www.seabulkinternational.com.

Forward-Looking Information
---------------------------

           This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the benefits of the contemplated transaction between SEACOR and Seabulk, including financial and operating results, the parties' plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of SEACOR's and Seabulk's respective managements and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the relevant forward-looking statements. The transaction is subject, among other things, to approval by SEACOR's stockholders of the issuance of shares of SEACOR common stock in the merger, approval by Seabulk's stockholders of the merger, and the receipt of other required consents and approvals. Additional factors that could cause SEACOR's results to differ materially from those described in the forward-looking statements can be found in SEACOR's Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended December 31, 2004. Additional factors that could cause Seabulk's results to differ materially from those described in the forward-looking statements can be found in Seabulk's Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended December 31, 2004.

           The companies disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements to reflect any change in the companies expectations or any change in events, conditions or circumstances on which any such statements are based.

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